Exhibit 5.15

[Husch Blackwell LLP letterhead]

August 6, 2025

Entergy Texas, Inc.

2107 Research Forest Drive

The Woodlands, Texas 77380

Ladies and Gentlemen:

We have acted as local Texas counsel for Entergy Texas, Inc., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the exhibits thereto, which the Company proposes to file on or shortly after the date hereof, relating to (I) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) an indeterminate aggregate principal amount of the Company’s First Mortgage Bonds (“Bonds”), to be issued in one or more new series pursuant to the Company’s Indenture, Deed of Trust and Security Agreement, dated as of October 1, 2008, between the Company and The Bank of New York Mellon, as trustee, as it has heretofore been and may be further amended and supplemented from time to time (the Indenture, Deed of Trust and Security Agreement, as so amended and supplemented, being referred to herein as the “Indenture”), and (b) an indeterminate amount of the Company’s preferred stock (the “Preferred”); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of the Indenture.

In our capacity as such counsel, we have examined original or copies of the Registration Statement, the Amended and Restated Certificate of Formation of the Company (the “Certificate of Formation”), the Amended and Restated Bylaws of the Company, and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement, and actions previously taken by the Company’s Board of Directors (such actions, including any such future actions to be taken by the Board of Directors as described herein, being collectively referred to as the “Corporate Proceedings”). As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of the officers of the Company and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or have caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the

Entergy Texas, Inc.

August 6, 2025

originals of all documents submitted to us as certified, facsimile or electronic copies, the authenticity of the originals of all documents submitted to us as copies, and the enforceability of all documents submitted to us against parties other than the Company. We have assumed that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise.

We have also assumed:

(1)

that the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Securities Act and that the effectiveness thereof will not have been terminated or rescinded;

(2)

that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law);

(3)

that a prospectus supplement and any applicable free writing prospectus documents will have been prepared and filed in accordance with the applicable regulations of the Securities Exchange Commission (the “SEC”) describing the securities offered thereby and will comply with all applicable laws;

(4)

that any legally required consents, approvals, authorizations and other orders of the SEC and any other regulatory authorities will have been obtained, and all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and any applicable free writing prospectus;

(5)

that any applicable purchase, underwriting or similar agreement with respect to any securities offered or issued will have been duly authorized pursuant to all necessary Corporate Proceedings and validly executed in definitive form and delivered by the Company and the other parties thereto;

(6)

that upon the issuance of any shares of Preferred, the total number of shares of Preferred issued and outstanding, and the total number of issued and outstanding shares of the applicable series of Preferred, will not exceed, respectively, the total number of shares, and the number of shares of such series, of Preferred that the Company is then authorized to issue;

Entergy Texas, Inc.

August 6, 2025

(7)

the due authorization pursuant to all necessary Corporate Proceedings, execution and delivery by the parties thereto of (as applicable) of any necessary supplements to the Indenture and any amendments to the Certificate of Formation to establish the class of Preferred.

Subject to the above stated assumptions and to the qualifications hereinafter expressed, we are of the opinion that:

1. Such Bonds will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then-current resolution of the Company’s Board of Directors, shall have approved and established the terms of such Bonds in accordance with the Indenture;

b. such Bonds have been executed and authenticated in accordance with the Indenture, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Bonds and in compliance with an appropriate order with regard to the issuance of such Bonds by the Federal Energy Regulatory Commission (the “FERC”); and

c. such Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Bonds and the Indenture.

2. The Preferred will be legally issued, fully paid, and non-assessable, when:

a. The Company’s Board of Directors has taken all necessary corporate action to establish the terms of a series of Preferred, including the filing of a duly approved Certificate of Designations with the Texas Secretary of State;

b. certificates representing such shares of such series of Preferred have been duly executed and countersigned and such shares of Preferred have been issued and sold by the Company on the terms and conditions set forth in the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such shares of Preferred and in compliance with the Company Agreement, the Texas Business Organizations Code and an appropriate FERC order with regard to the issuance of the Preferred; and

Entergy Texas, Inc.

August 6, 2025

c. such shares of Preferred have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such shares of Preferred.

This opinion is limited to the laws of the State of Texas. To the extent that this opinion relates to or is dependent upon matters governed by the laws of the State of New York or the federal laws of the United States of America, we have relied upon the opinion of Morgan, Lewis & Bockius LLP, subject to the assumptions therein, which is being filed as Exhibit 5.14 to the Registration Statement. We express no opinion herein with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. As to all matters of the laws of the State of Texas, Morgan, Lewis & Bockius LLP is authorized to rely on this opinion as if it were addressed to them.

We further note that the binding nature of the Company’s obligations with respect to such Bonds may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws affecting enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law) and principles of public policy, including the possible unavailability of specific performance or injunctive relief, and (ii) concepts of materiality, reasonableness, good faith and fair dealing and by the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as Exhibit 5.15 to the Registration Statement. We also consent to the reference to us in the Company’s prospectuses relating to Bonds and Preferred, respectively, each included in the Registration Statement under the caption “Legality.” In giving the foregoing consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Husch Blackwell LLP

HUSCH BLACKWELL LLP